Exhibit 23.2



             Consent of Ernst & Young LLP, Independent Auditors


We consent to the incorporation by reference in the Registration Statement
(Form S-8 No. 333-      ) pertaining to the Employee Stock Purchase Plan of
Sovereign Specialty Chemicals, Inc. of our report dated March 15, 1999, with respect to the consolidated financial statements and schedule of Sovereign Specialty Chemicals, Inc. included in the 10-K for the year ended December 31, 1998.


                                                          ERNST & YOUNG LLP


Chicago, Illinois
January 28, 2000